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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                        COMMISSION FILE NUMBER: 000-25845

                           CENTRE CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             STATE  OF  NEVADA                          87-0385103
     (STATE  OR  OTHER  JURISDICTION  OF            (I.R.S.  EMPLOYER
       INCORPORATION  OR  ORGANIZATION)            IDENTIFICATION  NO.)

             2619  GRAVEL                                76118
            FT. WORTH, TEXAS                          (ZIP  CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                NOT  APPLICABLE
                            (FULL  TITLE  OF  PLAN)

             KARL  JACOBS,  2619  GRAVEL,  FT.  WORTH,  TEXAS  76118
                  (NAME  AND  ADDRESS  OF  AGENT  FOR  SERVICE)

  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (817) 595-0919

                       CALCULATION  OF  REGISTRATION  FEE

                                    PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES  AMOUNT OF SHARES  OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
 TO BE REGISTERED                   TO BE REGISTERED  SHARE                PRICE                FEE (1)
----------------------------------  ----------------  -------------------  -------------------  --------------
Common Stock, par value $0.001
  per share. . . . . . . . . . . .         1,500,000  $              1.00  $         1,500,000  $       396.00
----------------------------------  ----------------  -------------------  -------------------  --------------

(1)     The registration fee applies to all of the shares of the Common Stock to be issued as a result of this
Registration  Statement.


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
                                     PART  II
                          INFORMATION  REQUIRED  IN  THE
                             REGISTRATION  STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The  following documents are incorporated by reference in this Registration
Statement:

     (a)     The  Registrant's  latest  annual  report.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest annual report.

     (c) The description of the class of securities to be registered by this Registration Statement, which are registered under Section 12 of the Securities Act of 1934, and which were more fully described in the Articles of Incorporation of the Registrant is 50,000,000 shares of common stock, par value $0.001 per share.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The directors and officers of the Registrant shall be indemnified by the Registrant against all costs, losses, expenses and liabilities incurred by any such director or officer in the course of the Registrant's business according to the Registrant's Bylaws.

     The foregoing discussion of the Registrant's Bylaws is not intended to be exhaustive and is qualified in its entirety by such document.

ITEM  8.  EXHIBITS.

     The exhibits listed in the following index are filed as part of this Registration Statement. The exhibits indicated by an asterisk (*) are incorporated by reference.

     EXHIBIT
     NUMBER                    DESCRIPTION  OF  EXHIBIT
     -------                   ------------------------

     3(a)* Articles of Incorporation for Centre Capital Corporation, a Nevada corporation, dated September 2, 1988, filed as an exhibit to Form 10-SB Registration Statement filed April 22, 1999. File No. 000-25845.

     3(b)* Bylaws for Centre Capital Corporation, a Nevada corporation, dated December 22, 1995, filed as an exhibit to Form 10-SB Registration Statement filed April 22, 1999. File No. 000-25845.

     3(c)* Articles of Merger of Vista Internatural Products 1, Inc., a Nevada corporation, with and into Centre Capital Corporation, a Nevada corporation, dated September 13, 1999, including a Plan and Agreement of Merger of Vista Internatural Products 1, Inc. into Centre Capital Corporation, dated September 13, 1999, both of such documents filed as an exhibit to Form 8-K filed September 15, 1999. File No. 000-25845.

     4*        See  Exhibits  No.  3(a),  (b),  and  (c).

     5         Opinion  of  Jackson  Walker  L.L.P.

     10 Centre Capital Corporation documents constituting a Section 10(a) prospectus pursuant to a Form S-8 Registration Statement.

     23       See  Exhibit  5.

     24       Powers  of  Attorney.

ITEM  9.  UNDERTAKINGS.

     (a)      The  undersigned  Registrant  hereby  undertakes:

              (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Worth, Texas, on August 10, 2000.


                                           CENTRE  CAPITAL  CORPORATION



                                           By  /s/  Karl  Jacobs
                                              ----------------------------------
                                              Karl  Jacobs,  President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                       TITLE                        DATE
         ---------                       -----                        ----




   /s/  Karl  Jacobs            Chairman  of  the  Board       August  10,  2000
--------------------------
         Karl  Jacobs



   /s/  Mark  Spradling*               Director                August  10,  2000
--------------------------
         Mark  Spradling



   /s/  Stephen  Nibarger*             Director                August  10,  2000
--------------------------
        Stephen  Nibarger



   /s/  Catherine  Jacobs       Chief  Financial  Officer      August  10,  2000
--------------------------         and  President
         Catherine  Jacobs



*By  /s/  Karl  Jacobs                                         August  10,  2000
--------------------------
     Karl  Jacobs,
     Attorney-in-Fact

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